EXHIBIT 3.01

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF SCRIPPS HOWARD, INC.

FIRST: Name. The name of the Corporation is Scripps Howard, Inc. (the "Corporation").

SECOND: Principal Office. The place in the State of Ohio where the principal office of the Corporation is to be located is Cincinnati, Hamilton County.

THIRD: Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

FOURTH: Classes and Number of Shares. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 175,000,000 shares. The classes and the aggregate number of shares of stock of each class that the Corporation shall have authority to issue are as follows:

  (i)     30,000,000 Common Voting Shares, $0.01 par value ("Common
          Voting Shares").

 (ii) 120,000,000 Class A Common Shares, $0.01 par value ("Class A Common Shares").

(iii)     25,000,000 Preferred Shares, $0.01 par value ("Preferred
          Shares").

The 750 Common Shares, without par value, of the Corporation heretofore authorized, issued and outstanding are hereby changed into 375 Common Voting Shares and 375 Class A Common Shares.

Powers and Rights of the Common Voting Shares and the Class A Common
Shares.

1. Election of Directors. Holders of Class A Common Shares, voting separately and as a class, shall be entitled to elect the greater of three or one-third (or the nearest smaller whole number if the aforesaid fraction is not a whole number) of the directors of the Corporation to be elected from time to time except directors, if any, to be elected by holders of Preferred Shares or any series thereof; and holders of Common Voting Shares, voting separately and as a class, shall be entitled to elect the balance of such directors.

2. Other Matters. Except as provided in this Article FOURTH with respect to Class A Common Shares or in any resolution providing for the issue of Preferred Shares or any series thereof, and as otherwise required by the Ohio Revised Code, the entire voting power shall be vested solely and exclusively in the holders of the Common Voting Shares, the holders of Common Voting Shares to be entitled to one vote for each Common Voting Share held by them upon all matters requiring a vote of shareholders of the Corporation, and the holders of Preferred Shares or any series thereof or Class A Common Shares shall have no voting power and shall not have the right to participate in any meeting of shareholders or to have notice thereof. The number of authorized Class A Common Shares may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding Common Voting Shares.

3. Dividends and Distributions. At any time Common Voting Shares are outstanding, as and when dividends or other distributions payable in either cash, capital stock of the Corporation (other than Class A Common Shares or Common Voting Shares) or other property of the Corporation may be declared by the Board of Directors, the amount of any such dividend payable on each of the Class A Common Shares shall be equal in all cases to the amount of such dividend payable on each of the Common Voting Shares, and the amount of any such dividend payable on each of the Common Voting Shares shall be equal in all cases to the amount of the dividend payable on each of the Class A Common Shares. Dividends and distributions payable in Common Voting Shares may not be made on or to shares of any class of the Corporation's capital stock other than the Common Voting Shares and dividends payable in Class A Common Shares may not be made on or to shares of any class of the Corporation's capital stock other than the Class A Common Shares. If a dividend or distribution payable in Class A Common Shares shall be made on the Class A Common Shares, a dividend or distribution payable in Common Voting Shares shall be made simultaneously on the Common Voting Shares, and the number of Common Voting Shares payable on each of the Common Voting Shares pursuant to such dividend or distribution shall be equal to the number of Class A Common Shares payable on each of the Class A Common Shares pursuant to such dividend or distribution.

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In the case of any dividend or other distribution payable in stock of any corporation which just prior to the time of the distribution is a wholly owned subsidiary of the Corporation and which possesses authority to issue class A common shares and common voting shares with voting characteristics identical to those of the Class A Common Shares and the Common Voting Shares, respectively, provided in these Amended and Restated Articles of Incorporation, including a distribution pursuant to a stock dividend, a stock split or division of stock of the Corporation, or a spin-off or split-up reorganization of the Corporation, only class A common shares of such subsidiary shall be distributed with respect to Class A Common Shares and only common voting shares of such subsidiary shall be distributed with respect to Common Voting Shares.

4. Distribution of Assets Upon Liquidation. In the event the Corporation shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, after there shall have been paid or set aside for the holders of all Preferred Shares then outstanding the full preferential amounts to which they are entitled under the resolutions authorizing the issuance of such Preferred Shares, the net assets of the Corporation remaining shall be divided among the holders of the Class A Common Shares and Common Voting Shares in such a manner that the amount of such net assets distributed to each of the Class A Common Shares shall be equal to the amount of such assets distributed to each of the Common Voting Shares.

5. Issuance of Common Voting Shares. Common Voting Shares may be issued (i) in accordance with and pursuant to the terms of the Contribution and Assumption Agreement to be entered into by and between the Corporation and The E.W. Scripps Company, a Delaware corporation ("EWSCO"), pursuant to the Agreement and Plan of Merger among EWSCO, the Corporation, and Comcast Corporation, a Pennsylvania corporation, dated October 28, 1995, as it may be amended, or (ii) in the form of a distribution or distributions pursuant to a stock dividend or division or split-up of the Common Voting Shares and only then in respect of the issued Common Voting Shares.

6. Preemptive Rights of Common Voting Shares. Holders of shares of Common Voting Shares shall have the preemptive right to subscribe to any additional issue of stock of any class of the Corporation or any series thereof that by its express terms and provisions grants general, continuous and unconditional voting rights to the holders thereof and to any class of securities of the Corporation convertible into any such stock or series thereof. Except as set forth in the first sentence of this Section 6, no holder of shares of the Corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase shares of any class, now or hereafter authorized, or to subscribe for or purchase securities convertible into or exchangeable for shares of the Corporation or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares, except such rights of subscription or purchase, if any, for such considerations and upon such terms and conditions as its Board of Directors from time to time may determine.

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7.   Conversion of Common Voting Shares.  Each Common Voting Share may
at any time be converted at the election of the holder thereof into one Class A Common Share. Any holder of Common Voting Shares may elect to convert any or all of such shares at one time or at various times in such holder's discretion. Such right shall be exercised by the surrender of the certificate representing each Common Voting Share to be converted to the Corporation at its principal executive offices, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the Corporation) by instruments of transfer, in form satisfactory to the Corporation, duly executed by such holder or his duly authorized attorney. The issuance of a certificate or certificates for the Class A Common Shares upon conversion of Common Voting Shares shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate or certificates are to be issued in a name other than that of the holder of Common Voting Shares to be converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any such transfer, or shall establish to the satisfaction of the Corporation that such tax has been paid. As promptly as practicable after the surrender for conversion of a certificate or certificates representing Common Voting Shares and the payment of any tax as hereinabove provided, the Corporation will deliver to, or upon the written order of, the holder of such certificate or certificates, a certificate or certificates representing the number of Class A Common Shares issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate or certificates representing Common
Voting Shares (or, if on such date the transfer books of the Corporation shall be closed, then immediately prior to the close of business on the first date thereafter that such books shall be open), and all rights of such holder arising from ownership of Common Voting Shares shall cease at such time, and the person or persons in whose name or names the certificate or certificates representing Class A Common Shares are to be issued shall be treated for all purposes as having become the record holder or holders of such Class A Common Shares at such time and shall have and may exercise all the rights and powers appertaining thereto. No adjustments in respect of past cash dividends shall be made upon the conversion of any Common Voting Shares; provided that if any Common Voting Shares shall be converted into Class A Common Shares subsequent to the record date for the payment of a dividend or other distribution on Common Voting Shares but prior to such payment, the registered holder of such Common Voting Shares at the close of business on such record date shall be entitled to receive on the payment date, with respect to the Class A Common Shares received upon such conversion, the dividend or other distribution which would have been payable had such Class A Common Shares been outstanding and held of record on such dividend record date by the registered holder on such dividend record date of the Common Voting Shares so converted in lieu of the dividend otherwise payable on the Common Voting Shares so converted. The Corporation shall at all times reserve and keep available, solely for the purpose of issuance upon conversion of outstanding Common Voting Shares, such number of Class A Common Shares as may be issuable upon the conversion of all such outstanding Common Voting Shares; provided that the Corporation may deliver Class A Common Shares which are held in the treasury of the Corporation for any Common Voting Shares to be converted. If registration with or approval of any governmental authority under any federal or state law is required before such Class A Common Shares may be issued upon such conversion, the Corporation will endeavor to cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list Class A Common Shares required to be delivered upon conversion prior to such delivery upon any national securities exchange or national market system on which the outstanding Class A Common Shares may be listed at the time of such delivery. All Class A Common Shares which may be issued upon conversion of Common Voting Shares will, upon issuance, be fully paid and nonassessable. The aggregate amount of stated capital represented by Class A Common Shares issued upon conversion of Common Voting Shares shall be the same as the aggregate amount of stated capital represented by the Common Voting Shares so converted. When Common Voting Shares have been converted, they shall have the status of retired shares.

8. Other Rights. Except as otherwise required by the Ohio Revised Code or as otherwise provided in these Amended and Restated Articles of Incorporation, each Class A Common Share and each Common Voting Share shall have identical powers, preferences and rights.

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Powers and Rights of the Preferred Shares.  The Preferred Shares shall have the following express terms:

1. Series. The Preferred Shares may be issued from time to time in one or more series. All Preferred Shares shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of a series shall be identical with all other shares of such series, except as to the dates from which dividends shall accrue and be cumulative. Subject to the provisions of Sections 2 through 6, inclusive, which provisions shall apply to all Preferred Shares, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series to determine and fix prior to the issuance thereof (and thereafter, to the extent provided in clause (b) of this Section) those rights, preferences and terms that maybe fixed by the Board of Directors, including the following:

     (a) The designation of the series, which may be by distinguishing number, letter or title;

     (b) The authorized number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease from time to time before or after the issuance thereof (but not below the number of shares thereof then outstanding);

     (c) The dividend rate or rates of the series, including the means by which such rates may be established;

     (d) The date or dates from which dividends shall accrue and be cumulative and the dates on which and the period or periods for which dividends, if declared, shall be payable, including the means by which such dates and periods may be established;

     (e) The redemption rights and price or prices, if any, for shares of the series;

     (f) The terms and amount of the sinking fund, if any, for the purchase or redemption of shares of the series;

     (g) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

     (h) Whether the shares of the series shall be convertible into Class A Common Shares or Common Voting Shares (the Class A Common Shares and Common Voting Shares being referred to hereinafter in this Division B collectively as the "Common Shares") or shares of any other class and, if so, the conversion rate or rates or price or prices, any adjustments thereof and all other terms and conditions upon which such conversion may be made; and

     (i) Restrictions, if any, on the issuance of shares of the same series or of any other class or series.

The Board of Directors is authorized to adopt from time to time amendments to the Amended and Restated Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (a) through (i), inclusive, of this Section and is authorized to take such actions with respect thereto as may be required or permitted by law in order to effect such amendments.

2.   Dividends.

     (a) The holders of Preferred Shares of each series, in preference to the holders of Common Shares and of any other class of shares ranking junior to the Preferred Shares, shall be entitled to receive out of any funds legally available therefor, and when and as declared by the Board of Directors, dividends in cash at the rate or rates for such series fixed in accordance with the provisions of Section 1 of this Division B and no more, payable on the dates fixed for such series. Such dividends shall accrue and be cumulative, in the case of shares of a particular series, from and after the date or dates fixed with respect to such series. No dividends shall be paid upon or declared or set apart for any series of the Preferred Shares for any dividend period unless at the same time a like proportionate dividend for the dividend periods terminating on the same or any earlier date, ratably in proportion to the respective dividend rates fixed therefor, shall have been paid upon or declared or set apart for all Preferred Shares of all series then issued and outstanding and entitled to receive such dividend.

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     (b)  So long as any Preferred Shares shall be outstanding no dividend, except a dividend payable in Common Shares or other shares ranking junior to the Preferred Shares, shall be paid or declared or any distribution be made, except as aforesaid, in respect of the Common Shares or any other shares ranking junior to the Preferred Shares, nor shall any Common Shares or any other shares ranking junior to the Preferred Shares be purchased, retired or otherwise acquired by the Corporation, except out of the proceeds of the sale of Common Shares or other shares of the Corporation ranking junior to the Preferred Shares received by the Corporation subsequent to the date of first issuance of Preferred Shares of any series, unless:

          (1) All accrued and unpaid dividends on Preferred Shares, including the full dividends for all current dividend periods, shall have been declared and paid or a sum sufficient for payment thereof set apart; and

          (2) There shall be no arrearages with respect to the redemption of Preferred Shares of any series from any sinking fund provided for shares of such series in accordance with the provisions of Section 1 of this Division.

3.   Redemption.

     (a)  Subject to the express terms of each series, the
          Corporation:

          (1) May, from time to time, at the option of the Board of Directors, redeem all or any part of any redeemable series of Preferred Shares at the time outstanding at the applicable redemption price for such series fixed in accordance with the provisions of Section 1 of this Division; and

          (2) Shall, from time to time, make such redemptions of each series of Preferred Shares as may be required to fulfill the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price fixed in accordance with the provisions of Section 1 of this Division; and shall in each case pay all accrued and unpaid dividends to the redemption date.

     (b) (1) Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of the Preferred Shares to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than 30 days nor more than 60 days prior to the date fixed for such redemption, or such other time prior thereto as the Board of Directors shall fix for any series pursuant to Section 1 of this Division prior to the issuance thereof. At any time after notice as provided above has been deposited in the mail, the Corporation may deposit the aggregate redemption price of Preferred Shares to be redeemed, together with accrued and unpaid dividends thereon to the redemption date, with any bank or trust company having capital and surplus of not less than $100,000,000, named in such notice and direct that there be paid to the respective holders of the Preferred Shares so to be redeemed amounts equal to the redemption price of the Preferred Shares so to be redeemed, together with such accrued and unpaid dividends thereon, on surrender of the share certificate or certificates held by such holders; and upon the deposit of such notice in the mail and the making of such deposit of money with such bank or trust company, such holders shall cease to be shareholders with respect to such shares; and from and after the time such notice shall have been so deposited and such deposit of money shall have been so made, such holders shall have no rights or claim against the Corporation with respect to such shares, except only the right to receive such money from such bank or trust company without interest or to exercise before the redemption date any unexpired privileges of conversion. In the event less than all of the outstanding Preferred Shares are to be redeemed, the Corporation shall select by lot the shares so to be redeemed in such manner as shall be prescribed by the Board of Directors.

          (2) If the holders of Preferred Shares which have been called for redemption shall not within six years after such deposit claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company and the Corporation shall be relieved of all responsibility in respect thereof and to such holders.

        (c) Any Preferred Shares which are (1) redeemed by the Corporation pursuant to the provisions of this Section, (2) purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series, (3) converted in accordance with the express terms thereof, or (4) otherwise acquired by the Corporation, shall resume the status of authorized but unissued Preferred Shares without serial designation.

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4.  Liquidation.

     (a) (1) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Preferred Shares of any series shall be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Shares or any other shares ranking junior to the Preferred Shares, the amounts fixed with respect to shares of such series in accordance with Section 1 of this Division, plus an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the Corporation. In the event the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding Preferred Shares of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon all outstanding Preferred Shares, in proportion to the full preferential amount to which each such share is entitled.

          (2) After payment to the holders of Preferred Shares of the full preferential amounts as aforesaid, the holders of Preferred Shares, as such, shall have no right or claim to any of the remaining assets of the Corporation.

       (b) The merger or consolidation of the Corporation into or with any other corporation, the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the assets of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up for the purposes of this Section.

Section 5. Voting. Holders of Preferred Shares shall have no voting rights, except as otherwise from time to time required by law.

Section 6.  Definitions.  For the purpose of this Division:

     (a) Whenever reference is made to shares "ranking prior to the Preferred Shares," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are given preference over the rights of the holders of Preferred Shares;

     (b) Whenever reference is made to shares "on a parity with the Preferred Shares," such reference shall mean and include all other shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation rank equally (except as to the amounts fixed therefor) with the rights of the holders of Preferred Shares; and

     (c) Whenever reference is made to shares "ranking junior to the Preferred Shares," such reference shall mean and include all shares of the Corporation other than those defined under Subsections (a) and (b) of this Section as shares "ranking prior to" or "on a parity with" the Preferred Shares.

Issuance of the Common Shares and the Preferred Shares.

The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all of the Common Shares and the Preferred Shares herein authorized in accordance with the terms and conditions set forth in these Amended and Restated Articles of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration, and in the case of the Preferred Shares, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the shareholders, except as otherwise required by law.

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FIFTH:  Share Ownership.

A. Requests for Information. So long as the Corporation or any of its subsidiaries holds authority from the Federal Communications Commission ("FCC") (or any successor thereto) to operate any television or radio broadcasting station, if the Corporation has reason to believe that the ownership, or proposed ownership, of shares of capital stock of the Corporation by any shareholder or any person presenting any shares of capital stock of the Corporation for transfer into his name (a "Proposed Transferee") may be inconsistent with, or in violation of, any provision of the Federal Communication Laws (as hereinafter defined) such shareholder or Proposed Transferee, upon request of the Corporation, shall furnish promptly to the Corporation such information (including, without limitation, information with respect to citizenship, other ownership interests and affiliations) as the Corporation shall reasonably request to determine whether the ownership of, or the exercise of any rights with respect to, shares of capital stock of the Corporation by such shareholder or Proposed Transferee is inconsistent with, or in violation of, the Federal Communication Laws. For purposes of this Article FIFTH, the term "Federal Communication Laws" shall mean any law of the United States now or hereafter in effect (and any regulation thereunder) pertaining to the ownership of, or the exercise of rights of ownership with respect to, capital stock of corporations holding, directly or indirectly, television or radio station authorizations, including, without limitation, the Communications Act of 1934, as amended (the "Communications Act"), and regulations thereunder pertaining to the ownership, or the exercise of the rights of ownership, of capital stock of corporations holding, directly or indirectly, television or radio station authorizations, by (i) aliens, as defined in or under the Communications Act, as it may be amended from time to time, (ii) persons and entities having interests in television or radio stations, newspapers, and cable television systems or (iii) persons or entities, unilaterally or otherwise, seeking direct or indirect control of the Corporation, as construed under the Communications Act, without having obtained any requisite prior Federal regulatory approval of such control.

B. Denial of Rights; Refusal to Transfer. If any shareholder or Proposed Transferee from whom information is requested should fail to respond to such request pursuant to Division A of this Article FIFTH or the Corporation shall conclude that the ownership of, or the exercise of any rights of ownership with respect to, shares of capital stock of the Corporation by such shareholder or Proposed Transferee, could result in any inconsistency with or violation of the Federal Communication Laws, the Corporation may refuse to permit the transfer of shares of capital stock of the Corporation to such Proposed Transferee or may suspend those rights of stock ownership the exercise of which would result in any inconsistency with, or violation of, the Federal Communication Laws, such refusal of transfer or suspension to remain in effect until the requested information has been received or until the Corporation has determined that such transfer, or the exercise of such suspended rights, as the case may be, is permissible under the Federal Communication Laws; and the Corporation may exercise any and all appropriate remedies, at law or in equity, in any court of competent jurisdiction, against any such shareholder or Proposed Transferee, with a view towards obtaining such information or preventing or curing any situation which would cause any inconsistency with or violation of any provision of the Federal Communication Laws.

C. Legends. The Corporation may note on the certificates of its capital stock that the shares represented by such certificates are subject to the restrictions set forth in this Article FIFTH.

D. Certain Definitions. For purposes of this Article, the word "person" shall include not only natural persons but partnerships, associations, corporations, limited liability companies, joint ventures and other entities, and the word "regulation" shall include not only regulations but rules, published policies and published controlling interpretations of an administrative agency or body empowered to administer a statutory provision of the Federal Communication Laws.

SIXTH: Deliberations of Directors. The Board of Directors of the Corporation, when evaluating any offer of another party to make a tender or exchange offer for any equity security of the Corporation, to merge or consolidate the Corporation with another corporation or to purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to the effect of such a transaction on the integrity, character and quality of the Corporation's operations, all other relevant factors, including, without limitation, long-term as well as short-term interests of the Corporation and shareholders (including, without limitation, the possibility that these interests may be best served by the continued independence of the Corporation), and the social, legal, and economic effects on the employees, customers, suppliers and creditors of the Corporation and its subsidiaries, on the communities and geographical areas in which the Corporation and its subsidiaries operate or are located, and on any of the businesses and properties of the Corporation or any of its subsidiaries, as well as such other factors as the directors deem relevant.

SEVENTH:  Directors' Liability; Indemnification.

A. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation (including a subsidiary of the Corporation) or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as such a director, officer, employee, trustee or agent, or in any other capacity while serving as such a director, officer, employee, trustee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Ohio Revised Code, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be such a director, officer, employee, trustee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Division B of this Article SEVENTH with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Division B shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that if the Ohio Revised Code requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise (hereinafter an "undertaking").

B. Right of Indemnitee to Bring Suit. If a claim for indemnification pursuant to this Article SEVENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Ohio Revised Code. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such a suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Ohio Revised Code nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or entitled to such advancement of expenses under this Article SEVENTH or otherwise shall be on the Corporation.

C. Non-Exclusivity of Rights. The rights to indemnification and advancement of expenses conferred in this Article SEVENTH shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

D. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee, trustee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Ohio Revised Code.

E. Indemnity Contracts. The Corporation may enter into contracts from time to time with such of its directors, officers, agents or employees and providing for such indemnification, insurance, and advancement of expenses as the Board of Directors determines to be appropriate.

EIGHTH: Meetings of the shareholders of the Corporation may be called by the chairman of the board or the president, or by a majority of the directors in office acting at a meeting or by written consent, or by the holders of record of fifty percent (50%) of the outstanding Common Voting Shares acting at a meeting or by written consent.

NINTH: The provisions of Sections 1701.831 and 1707.43 and Chapter 1704 of the Ohio Revised Code shall not apply to the Corporation.

TENTH: No shareholder of the Corporation may cumulate his voting power in the election of directors.

ELEVENTH: Notwithstanding any provision of Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code, or any successor statutes now or hereafter in force, requiring for the authorization or taking of any action the vote or consent of the holders of shares entitling them to exercise two-thirds or any other proportion of the voting power of the Corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by law or these Amended and Restated Articles of Incorporation, may be authorized or taken by the vote or consent of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes of shares thereof.

TWELFTH: To the extent permitted by law, the Corporation, by action of its Board of Directors, may purchase or otherwise acquire shares of any class issued by it at such times, for such consideration and upon such terms and conditions as the board of directors may determine.

THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights and powers conferred herein upon shareholders, directors and officers are subject to this reservation.

FOURTEENTH: These Amended and Restated Articles of Incorporation shall take the place of and supersede the Corporation's existing
Articles of Incorporation, as amended.